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                                                                    EXHIBIT 12.1


COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(IN THOUSANDS, EXCEPT RATIOS)

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
                                                              THREE
                                                           MONTHS ENDED
                                                             MARCH 31,                       YEAR ENDED DECEMBER 31,
                                                      ---------------------  ------------------------------------------------------
                                                          2004       2003         2003       2002       2001       2000      1999
EARNINGS
    Earnings (Loss) before income taxes                  $1,954     $1,848      $(9,732)   $(2,571)   $ 2,793    $19,010   $ 3,980
    Total interest expense                                5,891      7,181       30,614     26,140     12,805      8,420     6,175
                                                      ---------------------  ------------------------------------------------------

    Pretax earnings (loss) plus interest expense         $7,845     $9,029      $20,882    $23,569    $15,598    $27,430   $10,155
                                                      =====================  ======================================================


FIXED CHARGES
    Interest expense                                     $5,891     $7,181      $30,614    $26,140    $12,805    $ 8,420   $ 6,175
    Interest capitalized                                    984      1,361        4,841      5,660      5,301      4,548     3,497
                                                      ---------------------  ------------------------------------------------------

    Fixed Charges                                        $6,875     $8,542      $35,455    $31,800    $18,106    $12,968   $ 9,672
                                                      =====================  ======================================================


Ratio of earnings to fixed charges                          1.1        1.1           --         --         --        2.1       1.0

Amount of fixed charges not covered by earnings              --         --      $14,573    $ 8,231    $ 2,508         --        --
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